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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 to be filed on or around November 25, 2013) and related prospectus of Axcelis Technologies, Inc. for the registration of (an indeterminate number of) common stock, preferred stock, warrants, debt securities, and units of Axcelis Technologies, Inc. with an aggregate initial offering price to not exceed $75,000,000 and to the incorporation by reference therein of our reports dated March 1, 2013, with respect to the consolidated financial statements and schedule of Axcelis Technologies, Inc. and the effectiveness of internal control over financial reporting of Axcelis Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
November 25, 2013

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm